Follow-on Offering of Common Stock
NASDAQ: FFCH
September 2009
Filed Pursuant to Rule 433
Issuer Free Writing Prospectus dated September 21, 2009
Relating to Preliminary Prospectus Supplement dated September 21, 2009
Registration Statement No. 333-154722

Forward-looking Statements
The Company has filed a registration statement (including a prospectus) and a related prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus, the prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.
You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Company, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Sandler O’Neill & Partners, L.P. toll free at (866) 805-4128.
The Private Securities Litigation Report Act of 1995 provides a "safe harbor" for certain forward-looking statements. This presentation contains forward-looking statements with respect to the Company’s financial condition, results of operations, plans, objectives, future performance or business. These forward-looking statements are subject to certain risks and uncertainties, including those identified below, which could cause future results to differ materially from historical results or those anticipated. The words "believe," "expect," "anticipate," "intend,"
"estimate," "goals," "would," "could," "should" and other expressions which indicate future events and trends identify forward-looking statements. We caution readers not to place undue reliance on these forward-looking statements, which is based only on information actually known to the Company, speak only as of their dates, and if no date is provided, then such statements speak only as of today.
There are a number of important factors that could cause future results to differ materially from historical results or those anticipated, including, but not limited to: the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs and changes in our allowance for loan losses and provision for loan losses that may be impacted by deterioration in the housing and commercial real estate markets; changes in general economic conditions, either nationally or in our market areas; changes in the levels of general interest rates, and the relative differences between short and long term interest rates, deposit interest rates, our net interest margin and funding sources; fluctuations in the demand for loans, the number of unsold homes, land and other properties and fluctuations in real estate values in our market areas; the accuracy of the results of our internal stress test and the assumptions we used to derive such results; results of examinations of us by the Office of Thrift Supervision or the Federal Deposit Insurance Corporation or other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our reserve for loan losses, write-down assets, change our regulatory capital position or affect our ability to borrow funds or maintain or increase deposits, which could adversely affect our liquidity and earnings; legislative or regulatory changes that adversely affect our business including changes in regulatory policies and principles, or the interpretation of regulatory capital or other rules; further increases in premiums for deposit insurance; our ability to control operating costs and expenses; the use of estimates in determining fair value of certain of our assets, which estimates may prove to be incorrect and result in significant declines in valuation;
difficulties in reducing risk associated with the loans on our balance sheet; staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our workforce and potential associated charges; computer systems on which we depend could fail or experience a security breach; our ability to retain key members of our senior management team; costs and effects of litigation, including settlements and judgments; our ability to implement our branch expansion strategy; our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we have acquired or may in the future acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto; changes in premiums or claims that adversely affect our insurance segment; increased competitive pressures among financial services companies; changes in consumer spending, borrowing and savings habits; the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions; our ability to pay dividends on our common stock; adverse changes in the securities markets; inability of key third-party providers to perform their obligations to us; changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services; future legislative changes in the TARP Capital Purchase Program and other risks described elsewhere in the Company’s reports filed with the
Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended September 30, 2008, the Company’s quarterly reports on Form 10-Q, other documents and the prospectus supplement filed with the SEC on September 21, 2009.

Non-GAAP Measures
This presentation contains certain financial information determined by methods other than in accordance with Generally Accepted
Accounting Principles (“GAAP”). These non-GAAP financial measures calculated using GAAP amounts include tangible common equity, tangible assets and pre-tax, pre-provision earnings. We calculate tangible equity by excluding the balance of goodwill and intangible assets from our calculation of shareholders’ equity. We calculate tangible common equity by excluding the balance of preferred equity from tangible equity.
We calculate tangible assets by excluding the balance of goodwill and other intangible assets from total assets. We believe that this is consistent with the treatment by the Office of Thrift Supervision, our bank regulatory agency, which excludes goodwill and other intangible assets from the calculation of risk-based capital ratios. Accordingly, management believes that these non-GAAP financial measures provide information to investors that is useful in understanding the basis of our risk-based capital ratios.
We calculate pre-tax, pre-provision earnings by adding provision for loan losses to income before income taxes. Management believes pre-
tax, pre-provision earnings is useful in assessing the Company’s core performance and trends, particularly during periods of economic stress.
These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures. Because not all companies use the same calculation of tangible equity, tangible common equity, tangible assets and pre-tax, pre-provision earnings, this presentation may not be comparable to other similarly titled measures as calculated by other companies.
A reconciliation of the non-GAAP measures to the nearest GAAP measure is provided in the appendix to this presentation. We have not reconciled tangible common equity and tangible assets to the extent such numbers are presented on a forward-looking basis based on management’s internal stress test or SCAP methodology. Estimates that would be required for the reconciliation cannot reliably be produced without unreasonable effort.

Offering Summary
15% Over-Allotment Option:
Approximately 2,842,524
(1)
Number of Shares:
Keefe, Bruyette & Woods, Inc.
Scott & Stringfellow
FIG Partners, LLC
Co-Managers:
Sandler O’Neill + Partners, L.P. Sole Book Running Manager:
General Corporate Purposes Use of Proceeds:
Approximately 14,542,509
(1)
Pro Forma Shares Outstanding:
Approximately $50 million Transaction Size:
Common Stock – Effective Shelf Registration Type of Offering:
FFCH / NASDAQ (GSM) Ticker / Exchange:
First Financial Holdings, Inc. Issuer:
(1) Based on FFCH’s closing stock price of $17.59 per share as of September 18, 2009 and 11,699,985 common shares outstanding as of August 31, 2009

Transaction Rationale
•
Increases Tangible Common Equity ratio to 6.6%
•
Positions First Financial to take advantage of competitor dislocation and recent management additions in commercial lending and wealth management
•
Positions First Financial to take advantage of strategic acquisition opportunities and FDIC-assisted transactions
•
Provides the capital flexibility to consider repayment of TARP Preferred
Stock and associated warrants

Strengthened Capital Position
Note: Regulatory capital ratios are for First Federal Savings and Loan Association of Charleston (“First Federal”) as the OTS does not require its holding company, First Financial Holdings, Inc. (“FFCH”), to maintain specific capital levels; as of June 30, 2009, First Financial Holdings, Inc. had
approximately $50.0 million of capital that could be downstreamed to First Federal
(1) Assumes a $50.0 million common equity raise with net proceeds of $46.5 million
(2) Represents publicly-traded Southeast commercial banks and thrifts with total assets of $ 1.0 billion - $ 5.0 billion;
for commercial bank peers, Tier 1 Leverage Ratio is used for Tier 1 Core Capital Ratio
Data Source: SNL Financial
As of June 30, 2009
Reported
As Adjusted
(1)
Peers
(2)
Tangible Common Equity /
Tangible Assets
5.38% 6.60% 5.97%
Tangible Equity /
Tangible Assets
7.20 8.40 7.81
Well - Capitalized
Tier 1 Core Capital 5.00% 7.29 8.48 9.33
Tier 1 Risk Based Capital 6.00% 9.54 11.26 11.56
Total Risk Based Capital 10.00% 10.80 12.52 13.17

FIRST FINANCIAL HOLDINGS, INC.
North Carolina
Burlington
Rock Hill
Union
Laurens
Winnsboro
Conway
Wilmington
Florence
Columbia
Sunset Beach
Myrtle Beach
South Carolina
Charleston
Ridgeland
Beaufort
Hilton Head Island

Corporate Profile
(1) Based on the average for the five fiscal years ending September 30, 2008
• South Carolina’s “Most Convenient Bank”
– $3.6 billion in Total Assets
– Headquartered in Charleston, SC; 63 banking offices
• Diversified business mix
-
Non-interest income approximates 38.5%
of total revenue
(1)
-
13 insurance offices / 24 brokerage offices
-
Enhanced wealth management platform
• Disciplined credit culture throughout
75-year history
-
Recent enhancements to historically strong credit
administration
• Strategic April 2009 FDIC-assisted transaction
-
Cape Fear Bank, Wilmington, NC
-
8 branches and $303.0 million in deposits
-
$28.9 mm Q3’09 gain and protection against future credit
losses
• Experienced management team
-
Important new hires
First Financial Holdings, Inc.
Retail Banking Offices (47)
In-Store Offices (16)
First Southeast Insurance Services (12)
Kimbrell Insurance Group (1)
First Southeast Investor Services (24)

Experienced Management Team
•
Officer and Director ownership equals 6.8%
(1)
Name Position Age
Years of
Financial
Services
Experience
Relevant
Experience
A. Thomas Hood President and Chief Executive Officer 63 34 Joined First Federal in 1975
R. Wayne Hall Executive Vice President - Chief Financial Officer 59 23 EVP / CRO at Provident Bank
Joseph W. Amy Executive Vice President - Chief Credit Officer 60 35
Credit positions at Mellon and
Fifth Third Bank
Charles F. Baarcke, Jr. Executive Vice President - Chief Lending Officer - CRE 63 34 Joined First Federal in 1975
J. Dale Hall Executive Vice President - Chief Lending Officer - C&I 61 39 Bank of America
John L. Ott, Jr. Executive Vice President - Retail Banking 61 38 Joined First Federal in 1971
(1) Based on December 12, 2008 Company Proxy statement. Ownership includes common stock and options exercisable within 60 days

Highly Attractive Markets
Note:
(1) Beaufort County, South Carolina
(2) FFCH Banking Markets consist of the 3 North Carolina and 7 South Carolina counties
(3) Weighted average based on FDIC deposit data as of June 30, 2008
Data Source:
9.54%
15.95%
17.76%
5.53%
12.04%
12.20%
7.27%
8.66%
0%
5%
10%
15%
20%
Charleston
MSA
Wilmington
MSA
Myrtle Beach
MSA
Georgetown
County
Hilton
Head (1)
All FFCH
Markets (2)
SC NC
2009 – 2014 Projected Growth Rate in Number of Households
4.79%
US Average
FDIC deposit data as of June 30, 2008
SNL Financial
Population 645,729 359,383 264,423 62,931 157,963 1,623,376 4,524,760 9,370,242
Projected Population Growth 8.31% 14.66% 16.22% 4.08% 11.64% 11.00% 6.10% 8.13%
Median Household Income ($) (3) $ 51,624 $ 50,477 $ 46,996 $ 45,158 $ 62,527 $ 50,838 $ 48,210 $ 51,418
Projected Median HHI Growth (3) 5.41% 4.07% 4.10% 6.12% 1.16% 4.53% 4.74% 4.31%
Total Deposits in Market ($mm) $9,095 $5,852 $5,681 $1,140 $3,360 $26,944 $66,549 $218,507
First Federal Deposits ($mm) $1,215 $440 $306 $94 $93 $2,305 $1,865 $440
Market Share % 13.36% 7.51% 5.39% 8.23% 2.76% 8.50% 2.80% 0.20%
Market Share Rank 3 5 10 5 14 4 8 39

Leading Market Share
•
Market disruption is a key opportunity…
June '08 June '08
Charleston MSA Headquarters
Total
Assets
(1)
Total
Deposits
Market
Share
June '07
Market
Share
% of
Total
Deposits
Total Deposit 1 Wells Fargo & Co. San Francisco, CA $ 1,284,176 $ 2,268 24.9% 26.7% 0.3%
Market = 2 Bank of America Corp. Charlotte, NC 2,254,394 1,219 13.4 14.5 0.2
$ 9,095 3 First Financial Holdings Inc. Charleston, SC 3,607 1,215 13.4 13.0 52.7
4 Synovus Financial Corp. Columbus, GA 34,350 599 6.6 7.3 2.3
5 First Citizens Bancorp. Columbia, SC 7,099 519 5.7 5.6 8.8
6 BB&T Corp. Winston-Salem, NC 152,398 444 4.9 5.2 0.4
7 Tidelands Bancshares Inc Mount Pleasant, SC 824 420 4.6 3.8 86.2
8 Carolina Financial Corporation Charleston, SC 1,132 414 4.6 3.8 49.9
9 Southcoast Financial Corp. Mount Pleasant, SC 520 377 4.2 3.6 100.0
10 South Financial Group Inc. Greenville, SC 12,588 228 2.5 3.3 2.3
Top 10 Institutions $ 7,704 84.7% 86.9%
June '08 June '08
Wilmington MSA Headquarters
Total
Assets
(1)
Total
Deposits
Market
Share
June '07
Market
Share
% of
Total
Deposits
Total Deposit 1 BB&T Corp. Winston-Salem, NC $ 152,398 $ 1,535 26.2% 26.0% 1.5%
Market = 2 Wells Fargo & Co. San Francisco, CA 1,284,176 830 14.2 14.7 0.1
$ 5,852 3 Bank of America Corp. Charlotte, NC 2,254,394 605 10.3 10.3 0.1
4 First Citizens BancShares Inc. Raleigh, NC 17,318 583 10.0 10.9 4.1
5 First Financial Holdings Inc. Charleston, SC 3,607 440 7.5 7.2 19.1
6 First Bancorp Troy, NC 3,518 432 7.4 6.7 15.7
7 RBC Bancorporation Raleigh, NC 29,938 342 5.9 5.8 1.9
8 Security Savings Bank SSB Southport, NC 422 247 4.2 3.9 82.3
9 SunTrust Banks Inc. Atlanta, GA 176,735 175 3.0 3.3 0.2
10 NewBridge Bancorp Greensboro, NC 2,065 151 2.6 3.1 8.9
Top 10 Institutions $ 5,340 91.2% 92.0%
(1) Financial information as of June 30, 2009
Note:
                    SNL Financial
Data Source:
Dollars in millions

Cape Fear Transaction
•
On April 10, 2009, First Federal acquired certain of the assets and assumed certain of the liabilities of Cape Fear Bank in Wilmington, NC through an FDIC-assisted transaction
– 8 branches in the NC counties of New Hanover, Pender and Brunswick
– $387.0 million of loans; $303.0 million in deposits
(1)
•
Transaction terms
– Deposit Premium: 1.0%
– Asset Discount: $74.0 million
•
Loss-sharing agreement and purchase accounting adjustments
– Covered Assets: $395.4 million
– Loss Threshold: $110.0 million with First Loss Tranche of $31.5 million
– FDIC Indemnification Asset: $60.4 million (net of $8.7 million discount)
– Total Fair Value Adjustment on Covered Assets: $113.4 million
– Maximum First Federal exposure: $14.3 million
– Pre-tax gain: $47.7 million ($28.9 million capital impact in Q2 ’09)
(1) Based on Cape Fear book balance as of April 10, 2009

Cape Fear Transaction
•
Integration milestones since April
– Converted Cape Fear to First Federal’s system within 120 days
– Grew customer deposits by approximately $70 million by June 30 th
– Hired 38-yr Bank of America veteran as EVP and CLO - C&I
– Other key hires in banking, wealth management and brokerage
– High employee retention
– Consolidated branch network to six branches
– Two new In-store Financial Centers planned for mid-October
•
Long-term business opportunities
– Significant market dislocation resulting from distracted competitors
– Significant improvements in products and services in the Wilmington market
Mortgage lending along coastal North Carolina
Business lending, Insurance services, Brokerage / Trust services
Wealth management

Loan Portfolio and Credit Quality

Thorough Credit Risk Management
• Credit analysis with 100% of loans underwritten internally
• Quarterly independent 3
rd
party loan reviews
– 40% - 60% dollar coverage; sampling includes all loan types
• Further enhancing credit management process
– New Chief Credit Officer hired September 1, 2009
– Credit Policy revised June 2009 to implement more stringent underwriting guidelines, including dual signature approval
• Experienced loss mitigation team
– Senior manager proactively coordinating loan workout strategies
– Mortgage resolution support on 1-4 family
– Problem Asset Review process to review action plans and monitor progress
• Establishment of Credit Risk Management Department
– Central portfolio credit risk reporting
– Portfolio concentration management

Loan Composition – June 30, 2009
Note: Dollars in millions
(1) Covered loans represent those acquired in the Cape Fear Bank FDIC-assisted transaction that are subject to a Loss-sharing Agreement with the FDIC
2%
13%
2%
7%
7%
5%
29%
35%
Non-
Covered Covered
(1)
Total
% of
Portfolio
Real Estate - Residential
$ 890 $ 40 $ 930 34.9%
Real Estate - Construction
45 12 57 2.1
Commercial Real Estate
336 6 342 12.9
Commercial Construction
43 4 47 1.8
Commercial Business
92 104 196 7.4
Land - Residential
135 53 188 7.0
Land - Commercial
105 14 119 4.5
Total Consumer
746 38 785 29.4
Home Equity
362 33 395 14.8
Manufactured Housing
239 -- 239 9.0
Marine
78 0 78 2.9
Credit Cards
17 -- 17 0.6
Other
51 5 56 2.1
Total Loans
$ 2,393 $ 271 $ 2,664 100.0%
Loan Composition
Real Estate - Residential Real Estate - Construction
Commercial Real Estate Commercial Construction
Commercial Business Land - Residential
Land - Commercial Total Consumer

Loan Composition – June 30, 2009
Note:
(1) LTVs at time of origination
Dollars in thousands
Real Estate -
Residential
Real Estate -
Construction
Commercial Real
Estate
Commercial
Construction
Commercial
Business
Land -
Residential
Land -
Commercial
Total
Consumer
Noncovered Loans
Outstanding Balance $ 889,477 $ 45,051 $ 336,593 $ 43,436 $ 91,793 $ 134,615 $ 104,807 $ 746,812
Average Loan Amount 132 455 395 1,143 56 158 896 27
68.7% 74.6% 57.7% 66.6% 30.9% 75.5% 68.2% 36.1%
>=91% 14% 2% 3% 3% 13% 6% 5% 15%
80% to 90% 28 48 22 21 9 51 23 19
51% to 79%
36 45 41 58 9 31 51 11
=<50%
22 5 34 18 69 12 21 55
Fixed Rate 55% 38% 85% 63% 41% 89% 52% 54%
Variable Rate 45 62 15 37 59 11 48 46
Consumer
Home
Equity
Manufactured
Housing Marine Credit Cards Other
Noncovered Loans
Outstanding Balance
$ 361,589 $ 238,549 $ 77,642 $ 16,949 $ 52,083
Average Loan Amount 58 38 17 -- 5
23.9% 84.6% 74.6% -- 16.7%
>=91% -- 39% 30% -- 5%
80% to 90%
3 38 37 -- 8
51% to 79% 8 18 16 -- 6
=<50%
89 5 17 -- 81
Fixed Rate
-- 100% 100% -- 39%
Variable Rate
100 -- -- 100 61
LTV Distribution:
(1)
Weighted-Average-LTV
(1)
LTV Distribution:
(1)
Weighted-Average-LTV
(1)

Credit Quality – June 30, 2009
Total Total Total ALLL / YTD YTD NCOs/
Portfolio
Delinquent
(1) Nonaccrual
NPLs
(2) % NPLs ALLL Loans NCOs Avg Loans
Real Estate - Residential
$ 929,706 $ 12,215 $ 22,305 $ 22,305 2.40% $ 4,576 0.49% $ 474 0.07%
Real Estate - Construction
56,788 404 7,381 7,381 13.00 4,409 7.76 3,314 6.85
Commercial Real Estate
342,349 2,682 3,394 3,394 0.99 7,586 2.22 154 0.06
Commercial Construction
47,445 -- 2,265 2,265 4.77 1,053 2.22 -- --
Commercial Business
196,307 1,187 736 736 0.37 7,342 3.74 2,730 3.39
Land - Residential
187,797 5,866 10,333 10,333 5.50 6,054 3.22 3,128 2.78
Land - Commercial
118,940 2,756 10,991 10,991 9.24 10,027 8.43 1,110 1.20
Consumer
Home Equity 394,961 3,522 6,226 6,226 1.58 4,538 1.15 2,769 1.03
Manufactured Housing
238,549 2,925 2,275 2,275 0.95 3,383 1.42 1,819 1.05
Marine
77,818 992 169 169 0.22 2,725 3.50 1,845 3.12
Credit Cards
16,949 376 -- 153 0.90 1,000 5.90 585 4.74
Other
56,388 604 225 225 0.40 1,806 3.20 1,297 3.23
Total
$ 2,663,997 $ 33,529 $ 66,300 $ 66,453 2.49% $ 54,499 2.05% $ 19,225 1.02%
Note:
(1) Consists of $33.4 million of 30-89 days past due loans and $153,000 of 90+ days past due loans
(2) Includes loans 90+ days past due but still accruing interest and nonaccrual loans
Dollars in thousands

Credit Quality – Peer Comparison
FFCH Peer Median
(1)
Note:
(1) Represents publicly-traded Southeast commercial banks and thrifts with total assets of $ 1.0 billion - $ 5.0 billion
Data Source: SNL Financial
0.51%
0.29%
0.21%
2.20%
0.34%
0.64%
2.14%
0.84%
0.28%
0.23%
0.35%
3.63%
0.00%
0.50%
1.00%
1.50%
2.00%
2.50%
3.00%
3.50%
4.00%
FY-04 FY-05 FY-06 FY-07 FY-08 YTD-09
NPAs / Assets NCOs / Average Loans
0.32%
0.29%
0.22%
0.21%
0.37%
1.02%
0.22%
0.13%
0.12%
0.17%
0.58%
1.11%
0.00%
0.25%
0.50%
0.75%
1.00%
1.25%
FY-04 FY-05 FY-06 FY-07 FY-08 YTD-09
Financial information based on respective companies’ fiscal year end dates

Credit Quality – SCAP Analysis
Note:
Represents the mid-point of the indicative loss rates under each scenario as per Board of Governors of the Federal Reserve System (2009) “The Supervisory Capital
Assessment Program: Overview of Results”
(1) Analysis assumes that FFCH’s exposure to potential losses from the Cape Fear transaction are covered by the fair value adjustments recorded in connection with the transaction; see Appendix page 37
Dollars in thousands
Balance as of 12/31/08 SCAP - Baseline SCAP - More Adverse
Loan Type $MM % % $MM % $MM
Commercial & Industrial $95.6 4.0 3.5 $3.3 6.5 $6.2
CRE
Nonfarm, Non-residential 343.2 14.4 4.5 15.4 8.0 27.5
Construction 141.0 5.9 10.0 14.1 16.5 23.3
Multifamily 28.2 1.2 5.0 1.4 10.5 3.0
Subtotal CRE 512.4 21.6 6.0 31.0 10.5 53.7
First Lien Mortgages 1,026.5 43.2 5.5 56.5 7.8 79.6
Second/Junior Lien Mortgages
Closed-end Junior Liens 18.5 0.8 19.0 3.5 23.5 4.3
HELOCs 344.5 14.5 7.0 24.1 9.5 32.7
Credit Cards 16.8 0.7 14.5 2.4 19.0 3.2
Other Consumer 361.5 15.2 5.0 18.1 10.0 36.2
Other Loans 0.0 0.0 3.0
0.0
7.0 0.0
Total $2,375.8 100.0 $138.9 $215.9
Losses as a % of 12/31/08 Gross Loans 5.8% 9.1%
Estimated Credit Losses as of December 31, 2008 $138.9 $215.9
Less: 1/1/09 - 6/30/09 Net Charge-Offs (16.3) (16.3)
Estimated Credit Losses on Legacy Portfolio (7/1/09 - 12/31/10)
(1)
$122.6 $199.6

Credit Quality – SCAP Analysis
Balance as of 12/31/08 Management Estimates Actual Losses: June 30, 2009
Loan Type
$MM
% %
$MM
Q3'09
YTD
Real Estate - Residential
$ 882.9 37.2 1.0% $ 9.2 0.10% 0.07%
Real Estate - Construction 68.0 2.9 13.0% 8.8 12.79% 6.85%
Commercial Real Estate
314.5 13.2 4.8% 15.2 0.03% 0.01%
Commercial Construction
39.4 1.7 5.3% 2.1 -- --
Commercial Business
95.6 4.0 15.4% 14.7 2.77% 3.39%
Land - Residential
145.8 6.1 8.3% 12.1 6.34% 2.78%
Land - Commercial 107.0 4.5 18.7% 20.1 2.84% 1.20%
Total Consumer
Home Equity
344.5 14.5 2.6% 9.1 1.18% 1.03%
Manufactured Housing
227.7 9.6 3.0% 6.8 1.22% 1.05%
Marine
79.9 3.4 6.8% 5.5 5.15% 4.74%
Credit Cards
16.8 0.7 11.9% 2.0 1.98% 3.12%
Other Consumer
53.8 2.3 6.7% 3.6 1.49% 3.23%
Total Loans
$ 2,375.8 100.0% 4.6% $ 109.0 1.43% 1.02%
Estimated Credit Losses as of December 31, 2008 $109.0
Less: 1/1/09 - 6/30/09 Net Charge-Offs (16.3)
Estimated Credit Losses on Legacy Portfolio (7/1/09 - 12/31/10)
(1)
$92.7
Note:
(1) Analysis assumes that FFCH’s exposure to potential losses from the Cape Fear transaction are covered by the fair value adjustments recorded in connection with the transaction; see appendix 37
Management Assumptions
Dollars in thousands; FFCH financial information based on savings institution level data

Credit Quality – SCAP Analysis
Note: Dollars in thousands
(1) Targeted ALLL / Loans as of December 31, 2010 based on gross loans (HFI) as of June 30, 2009 reduced by the estimated credit losses under the SCAP Analysis
(2) Per management. Assumes Pretax, Pre-Provision Income is based on the following assumptions: Q4'09 is equal to Q3'09 actual ($20.4 million); FY 2010 equals $74.4 million; Q1'11 equals 1/4 of the FY 2010 estimate
(3) Based on Q3'09 impact
(4) Analysis assumes that the net proceeds from the capital raise plus $35.0 million of existing liquid assets at FFCH is downstreamed to First Federal
Assumptions:
Gross Proceeds $50,000
Net Proceeds $46,500
Targeted ALLL / Loans (12/31/10) (1) 2.00%
Pretax, Pre-provision Income (2) $113,405
Effective Tax Rate 37%
Quarterly TARP Preferred Dividend (3) $945
Quarterly Common Stock Dividend per Share $0.05
Existing Liquid Assets Downstreamed $35,000
Reported Capital Raise Stress Test Analysis
06/30/09 06/30/09 Management Baseline More Adverse
SCAP Analysis -  Est. Credit Losses -- -- $92,707 $122,606 $199,574
Consolidated
Tangible Equity / Tangible Assets 7.2% 8.4% 8.5% 8.1% 6.8%
Tangible Common Equity / Tangible Assets 5.4% 6.6% 6.8% 6.3% 5.0%
Thrift-Level (4)
Tier 1 Core Capital Ratio (5%) 7.3% 9.4% 9.5% 9.0% 7.8%
Tier Risk-Based Capital Ratio (6%) 9.5% 12.6% 12.8% 12.1% 10.3%
Total Risk-Based Capital Ratio (10%) 10.8% 13.8% 14.0% 13.3% 11.6%

(1) As of June 30, 2009
(2) FDIC-Insured financial institutions with assets between $1.0 billion and $10.0 billion
(3) Delinquency levels are for FFCH loans secured by 1-4 residential properties
Credit Quality – SCAP Analysis
% of
(1)
March 2009 Delinquencies June 2009 Delinquencies
FFCH Loans
FDIC
(2)
FFCH
FDIC
(2)
FFCH
30 to 89 Days
(3)
All loans secured by real estate 34.58% 1.91% 1.59% 1.55% 1.33%
Construction, development and land 15.43 3.35 2.37 2.50 2.20
Nonfarm nonresidential 11.47 1.28 0.65 1.12 0.85
Multifamily residential real estate 1.38 1.82 0.30 2.04 0.23
Home equity loans 14.83 0.80 0.86 0.70 0.89
Other 1-4 family residential (seconds) 0.84 2.01 0.71 1.72 0.77
Commercial and industrial loans 7.37 1.10 1.05 1.01 0.60
Credit card loans 0.64 1.86
2.26
1.84 1.32
Loans to Individuals 13.47 1.85
0.93
2.09 1.21
Greater than 89 Days
(3)
All loans secured by real estate 34.58% 4.77% 1.90% 5.60% 2.38%
Construction, development and land 15.43 12.75 7.66 15.37 7.54
Nonfarm nonresidential 11.47 2.13 0.69 2.61 0.93
Multifamily residential real estate 1.38 4.90 1.86 5.68 1.53
Home equity loans 14.83 0.98 1.39 0.97 1.58
Other 1-4 family residential (seconds) 0.84 2.95 2.00 3.57 2.65
Commercial and industrial loans 7.37 2.00 0.65 2.35 0.37
Credit card loans 0.64 2.26 0.11 1.92 0.90
Loans to Individuals 13.47
1.02 0.60 1.22
0.68

Deposits and Investments

Deposit Mix – June 30, 2009
Balance
Weighted
Average
Rate
Non-interest Bearing
$ 203,354 --
Interest Bearing
339,878 0.46%
Statement
145,541 0.45
Money Market
341,209 1.02
FFCH
870,329 2.93
Cape Fear
214,159 1.55
Customer CDs
1,084,488 2.66
CDARs
101,131 1.67
Others
125,454 2.14
Brokered
226,585 1.93
Total Deposits
$ 2,341,055 1.66%
Note:
Deposit Mix
•
Utilize Brokered CD market when cost-
efficient
•
Liquid loan portfolio provides borrowing
capacity
Non-interest Bearing Interest Bearing
Statement Money Market
Customer CDs - FFCH Customer CDs - Cape Fear
Brokered - CDARs Brokered - Others
6%
15%
37%
9%
4%
5%
9%
15%
Dollars in thousands

Core Deposit Initiatives
•
South Carolina’s “Most Convenient Bank”
– Seven-day a week banking
– Extended banking hours
– Member of nationwide surcharge-free ATM network
•
Innovative deposit products and services
– Moolah Checking
– In-school banking programs
•
Multiple distribution channels
– 16 in-store financial centers
• 60% of all new checking account openings
• In-store average annual checking account growth of 17%
(1)
– Internet banking capabilities
– Introducing mobile banking in calendar Q4’09
•
Deposit-linked compensation
– All customer-relationship employees company wide
(1) Average annual growth from June 2004 – June 2009

Investment Portfolio – June 30, 2009
Note: Dollars in millions
(1) Excludes FHLB stock
• 57% fixed / 43% variable
• Tax equivalent yield: 5.36%
• Weighted average life: 19.6 years; Modified duration: 3.3 years
Below
Gross Investment
Book Market OCI OTTI AAA AA A BBB Grade
Private Label/CMO
$ 375.7 $ 383.9 $ 8.2 ($0.7) $ 273.9 $ 14.0 $ 12.4 $ 40.8 $ 34.6
100% Bank Trust Pref CDO
11.7 7.5 (4.2) (1.2) 11.7
Corporate 7.6 5.9 (1.7) 2.0 1.0 4.6
Agency MBS
124.7 126.9 2.2
Agency CMO
11.4 11.6 0.2
Treasury/Agency
3.7 3.7
Municipal
21.8 22.8 2.9 10.5 6.7 0.9 0.8
Total (1)
$ 556.6 $ 562.3 $ 4.7 ($1.9) $ 276.8 $ 24.5 $ 21.1 $ 42.7 $ 51.7
• Private label / CMO
– 2003-2005 vintages
– All but 4 securities are in super senior or senior tranches (4 are in mezzanine)
• Bank trust preferred CDOs
– <$1 Million; all are in mezzanine tranche

Financial Results

History of Strong Financial Performance
$44,013
$45,651
$47,744
$47,915
$24,554
$26,225
$27,629
$25,072
$22,638
($419)
$53,936
$45,611
($10,000)
$0
$10,000
$20,000
$30,000
$40,000
$50,000
$60,000
FY-04 FY-05 FY-06 FY-07 FY-08 YTD-09
Net Income – Common Shareholders Pretax, Pre-Provision Earnings
FFCH Diluted EPS $ 1.92 $ 2.09 $ 2.27 $ 2.07 $ 1.94 ($0.04)
$1,729
Net Income
Pre-TARP
Dividend
Note: Dollars in thousands, except per share data

Net Interest Margin
•
Historically stable NIM driven by strong asset / liability process
•
Improving trends due to lower cost of funds and Cape Fear transaction
•
Future upside due to greater pricing power and C&I lending strategy
3.38%
3.32% 3.35% 3.36%
3.23%
3.35%
3.56%
3.48% 3.48%
3.64%
4.16%
3.28%
3.08%
3.24%
3.57%
3.61%
3.65%
3.77%
0.00%
1.00%
2.00%
3.00%
4.00%
5.00%
FY-04 FY-05 FY-06 FY-07 Q1-08 Q2-08 Q3-08 Q4-08 Q1-09 Q2-09 Q3-09
FFCH Peer Median (1)
FY-08 FY-09
(1) Represents publicly-traded Southeast commercial banks and thrifts with total assets of $ 1.0 billion - $ 5.0 billion
                    SNL Financial
Data Source:

Non-Interest Income
Note: Dollars in thousands
(1) Based on the average for the five fiscal years ending September 30, 2008
•
Non-interest income / total revenue = 38.5%
(1)
•
YTD 2009 decline: economic factors impacting businesses + higher NIM
•
Future initiatives: Expanding insurance business in Wilmington and enhanced wealth management platform franchise-wide
$40,440
$47,364
$51,955
$53,217
$62,882
$38,871
$51,828
30.7%
40.8%
39.1%
39.5%
34.6%
38.3%
$0
$10,000
$20,000
$30,000
$40,000
$50,000
$60,000
$70,000
FY-04 FY-05 FY-06 FY-07 FY-08 YTD-09
0.0%
10.0%
20.0%
30.0%
40.0%
50.0%
Non-Interest Income % of Total Revenue
Annualized

Fee Based Services
YTD 2009 FY 2008
2006 2007 2008 2009
FY FY FY YTD
Commissions on Insurance $ 20,792 $ 22,046 $ 24,830 $ 18,747
Deposit Service Charges and Fees 20,266 21,566 23,901 16,636
Mortgage Banking Income 4,989 4,255 7,456 5,398
Trust / Brokerage Fees 3,607 3,628 3,896 2,244
Credit Card Fee Income 759 796 858 589
Total Fee Income $ 50,413 $ 52,291 $ 60,941 $ 43,614
Total Non-Interest Income $ 51,955 $ 53,217 $ 62,882 $ 38,871
38%
12%
5%
1%
43%
39%
12%
6%
1%
41%
Deposit Service Charges Mortgage Insurance Trust/ Brokerage Fees Credit Card
               Dollars in thousands
Note:

$ 17,514
$ 20,012
$ 20,792
$ 22,046
$ 24,830
$ 18,747
$24,996
14.8%
16.0%
16.0%
15.5%
14.7%
15.9%
$ 0
$ 10,000
$ 20,000
$ 30,000
FY-04 FY-05 FY-06 FY-07 FY-08 YTD-09
0.0%
5.0%
10.0%
15.0%
20.0%
Insurance Revenues % of Total Revenues
Insurance Operations
•
Successful acquiror of well-respected, highly-profitable Southeastern insurance agencies
•
Ranked 4
th
nationally for contribution of insurance operations to total net income
(1)
•
Major carriers represented: Allstate, Chubb, Hartford, Selective, Travelers
•
51% P&C – Commercial;  33% P&C – Personal; 17% Life & Health
(2)
Insurance Rev./
Non-Int. Inc. 41.5% 40.6% 40.0% 41.4% 39.5% 48.2%
Annualized
(1) Bank Insurance and Securities Association, November 2008
(2) Based on insurance commissions for the twelve months ending June 30, 2009
               Dollars in thousands
Note:

Enhanced Wealth Management Platform
•
Deliver Banking, Brokerage, Insurance, Trust and 401K services
•
Mass / Select affluent ($100,000 - $2 million of investable assets) - target market aligning delivery capabilities with market demographics
•
Planned future enhancement of capabilities to capture additional opportunities in the Select Affluent space (above $2 million)
•
Client-centric advisory-driven sales model – team approach
•
Concierge level service leveraging the historic legacy and reputation of the
First Federal brand

Efficiency Ratio
FFCH Consolidated 63.2% 63.8% 64.7% 67.2% 64.3% 59.3%
Peer Median (1) 64.0 62.3 62.2 63.6 68.6 72.2
Efficiency Ratio
Note: Financial information based on respective companies’ fiscal year-end dates
(1) Represents publicly-traded Southeast commercial banks and thrifts with total assets of $ 1.0 billion - $ 5.0 billion
Data Source: SNL Financial
63.8%
64.7%
59.3%
53.1%
58.5%
61.2%
58.5%
57.9%
57.9%
63.2%
67.2%
64.3%
0.0%
20.0%
40.0%
60.0%
80.0%
100.0%
FY-04 FY-05 FY-06 FY-07 FY-08 YTD-09
Bank Only Consolidated
•
Cost savings initiatives have benefited FFCH in the challenging operating environment

Investment Highlights
•
Proven management team with a meaningful ownership position
•
Diversified income stream and balance sheet
•
Long-term attractive banking markets
•
Attractive expansion opportunities in banking and insurance businesses
•
Exceptional “You’re First” customer service and convenience
•
Core deposit growth
•
Effective management of interest-rate risk
•
Opportunities in C&I lending and wealth management

Market Valuation Comparison
Note: Market information as of September 18, 2009
(1) Represents publicly-traded Southeast commercial banks and thrifts with total assets of $ 1.0 billion - $ 5.0 billion and a current market capitalization greater than $100.0 million
(2) Assumes a common equity raise with net proceeds of $46.5 million, issued at the closing stock price of $17.59 per share as of September 18, 2009
Data Source: SNL Financial
Current Market Price /
Tangible
Book % of 52
Value Wk High
First Financial Holdings, Inc. 107.0% 42.3%
Peer Median
(1)
152.5 58.0
SNL Southeast Bank Index 145.8 NA
First Financial Holdings, Inc. - Pro Forma
(2)
107.1 --

Appendix

Cape Fear Transaction
Note: Dollars in thousands; balances as of April 10, 2009
(1) Under FAS 141, fair value discount for performing loans represents interest mark only
Covered Assets:
$395,444
OREO
Performing
Loans
SOP 03-3
Impaired
Loans
Loans
Contractual Balance $ 386,819
$ 274,515
Contractual Balance $ 216,173 $ 170,646
Fair Value Discount
(1)
(12,116) (85,343)
Accretable Yield (SOP 03-3) -- (10,713)
Allowance for Loan Losses (4,132) --
Fair Value of Loans Acquired, Net $ 199,925 $ 74,590
Cape Fear Book Balance $ 8,625
Fair Value Adjustment (1,083)
Fair Value $ 7,542
FFCH Potenital FFCH
Exposure Losses ($mm) Losses
First Loss Tranche 100% $0 - $31.5 $ 31.5
Up to Loss Threshold 20 31.5 - 110 15.7
> Loss Threshold 5 110 - 395 14.3
$ 61.5
vs.
Total FV Marks $ 113.4

Consumer Lending
Home Equity Loans
(1)
Manufactured Housing
• 59% of balances are first liens or
seconds to our own first liens
• Average LTV is 71% for second
position equity lines where another
lender holds the first
(2)
• 100% variable rate (prime-based)
• Average line amount = $79,325
• Average home value = $316,112
(2)
• 30-day or more delinquency rate =
2.47%
• 100% in-market originations
• 100% fixed rate
• Average loan balance = $38,340
• Average rate = 9.29%
• 30-day or more delinquency rate =
2.18%
• State of Origin:
SC 69%
NC 12
FL 11
GA 6
Other 2
Net Charge-Offs / Average Loans
FY 2005 FY 2006 FY 2007 FY 2008 Q3 2009
Home Equity 0.03% 0.01% 0.04% 0.27% 1.28%
Manufactured Housing 1.77% 1.27% 0.98% 0.94% 1.20%
(1) All Home Equity loan data is for legacy First Federal only, excluding the 30-day or more delinquency rate
(2) Measured at the time of origination

Loan Composition – June 30, 2009
Note: Dollars in thousands
(1) Covered loans represent those acquired in the Cape Fear Bank FDIC-assisted transaction that are subject to a
Loss-sharing Agreement with the FDIC
(2) LTVs at time of origination
• Covered Loans: $271 million
(1)
Commercial Consumer
Real Estate -
Residential
Real Estate -
Construction
Real Estate and
Construction
Commercial
Business Land
Total
Consumer
Home
Equity Marine
Covered Loans
Outstanding Balance $ 40,229 $ 11,737 $ 9,764 $ 104,514 $ 67,313 $ 37,853 $ 33,372 $ 176
Average Loan Amount
150 152 160 148 190 32 66 15
Weighted Average LTV
(2)
71.6% 75.7% 58.8% 64.7% 67.0% 70.7% 65.8% 74.2%
LTV Distribution:
(2)
>=91% 10% 5% -- 1% 8% 4% -- --
80% to 90%
27 56 17 30 13 31 30 65
51% to 79%
51 33 47 50 58 44 48 33
=<50%
12 6 36 19 21 21 22 2
Fixed Rate 74% 24% 82% 80% 64% 94% 2% 82%
Variable Rate
26 76 18 20 36 6 98 18

Credit Quality – Recent Trends
Note: Dollars in thousands
Legacy First Federal Savings and Loan
Jun-08 Sep-08 Dec-08 Mar-09 Jun-09
Delinquent + Nonaccrual
Real Estate - Residential
$
$ 14,230 $ 16,458 $ 20,773 $ 30,893 $ 34,281
%
1.63% 1.86% 2.35% 3.50% 3.85%
Real Estate - Construction
$
$ 3,822 $ 8,842 $ 12,471 $ 10,870 $ 7,785
%
5.23% 12.56% 18.35% 19.26% 17.28%
Commercial Real Estate
$
$ 2,550 $ 1,722 $ 3,243 $ 5,534 $ 6,076
%
0.87% 0.56% 1.03% 1.72% 1.81%
Commercial Construction
$
-- -- $ 2,236 $ 2,242 $ 2,265
%
5.68% 5.40% 5.21%
Commercial Business
$
$ 871 $ 1,026 $ 2,753 $ 1,565 $ 1,788
%
0.97% 1.14% 2.88% 1.68% 1.95%
Land - Residential
$
$ 5,302 $ 7,817 $ 13,997 $ 14,035 $ 16,122
%
3.65% 5.33% 9.60% 9.79% 11.98%
Land - Commercial
$ -- $ 458 $ 1,082 $ 5,918 $ 13,747
%
0.45% 1.01% 5.49% 13.12%
Home Equity
$ $ 2,522 $ 5,296 $ 8,504 $ 7,979 $ 9,359
%
0.84% 1.63% 2.47% 2.24% 2.59%
Manufactured Housing
$ $ 4,172 $ 5,194 $ 5,460 $ 4,209 $ 5,200
% 1.91% 2.32% 2.40% 1.81% 2.18%
Marine
$
$ 375 $ 1,046 $ 1,625 $ 804 $ 1,161
% 0.45% 1.25% 2.03% 1.03% 1.50%
Credit Cards
$
$ 302 $ 329 $ 397 $ 382 $ 376
% 1.91% 2.04% 2.36% 2.37% 2.22%
Other
$
$ 548 $ 535 $ 1,080 $ 601 $ 811
%
0.97% 0.94% 2.01% 1.17% 1.56%
Total
$ 34,694 $ 48,723 $ 73,621 $ 85,032 $ 98,971

Credit Quality – Recent Trends
Note:
(1) NCOs / Loans percentages calculated on an annualized basis
Dollars in thousands
Legacy First Federal Savings and Loan
Jun-08 Sep-08 Dec-08 Mar-09 Jun-09
Net Charge-offs / Loans
(1)
Real Estate - Residential
$
$ 70 $ 259 $ 75 $ 167 $ 232
%
0.03% 0.12% 0.03% 0.08% 0.10%
Real Estate - Construction
$
-- $ 286 $ 99 $ 1,205 $ 2,010
%
-- 1.63% 0.58% 8.54% 17.85%
Commercial Real Estate
$
-- -- -- $ 119 $ 35
%
-- -- -- 0.15% 0.04%
Commercial Construction
$
-- -- -- -- --
%
-- -- -- -- --
Commercial Business
$ $ 129 $ 219 $ 654 $ 1,130 $ 946
%
0.57% 0.98% 2.74% 4.86% 4.12%
Land - Residential
$ -- -- $ 256 $ 387 $ 2,485
%
-- -- 0.70% 1.08% 7.38%
Land - Commercial
$ -- -- -- -- $ 1,110
% -- -- -- -- 4.24%
Home Equity
$
$ 389 $ 164 $ 170 $ 1,446 $ 1,153
% 0.52% 0.20% 0.20% 1.62% 1.28%
Manufactured Housing
$
$ 459 $ 668 $ 448 $ 654 $ 717
% 0.84% 1.20% 0.79% 1.13% 1.20%
Marine
$
$ 147 $ 174 $ 654 $ 808 $ 383
%
0.70% 0.83% 3.27% 4.15% 1.97%
Credit Cards
$
$ 194 $ 225 $ 208 $ 164 $ 213
%
4.90% 5.58% 4.96% 4.07% 5.03%
Other
$
$ 397 $ 256 $ 369 $ 723 $ 205
%
2.81% 1.80% 2.74% 5.63% 1.57%
Total
$ 1,785 $ 2,251 $ 2,933 $ 6,803 $ 9,489

Non-GAAP Reconciliation Tables
Note:
(1) Assume a $50.0 million common equity raise with net proceeds of $46.5 million
As of June 30, 2009
Reported As Adjusted
(1)
Stockholders’ Equity $ 293,029 $ 339,529
Goodwill 27,996 27,996
Other Intangible Assets, net 7,783 7,783
Tangible Equity 257,250 303,750
Preferred Equity 65,000 65,000
Tangible Common Equity 192,250 238,750
Total Assets 3,607,066 3,653,566
Goodwill 27,996 27,996
Other Intangible Assets, net 7,783 7,783
Tangible Assets 3,571,287 3,617,787
FY-04 FY-05 FY-06 FY-07 FY-08 YTD-09
Income Before Income Taxes
$38,338 $40,825 $42,850 $40,447 $36,997 $2,313
Add: Provision for Loan Losses
5,675 4,826 4,894 5,164 16,939 45,602
Pre-Tax, Pre-Provision Earnings
$44,013 $45,651 $47,744 $45,611 $53,936 $47,915
Dollars in thousands

ATLANTIC
Acceptance Corp.
KINGHORN
Insurance Services, Inc.
The
KIMBRELL
Company, Inc.
FIRST
SOUTHEAST
Insurance Services, Inc.
FIRST
SOUTHEAST
Investor Services, Inc.
SOMERS-PARDUE
Insurance Services
JOHNSON
Insurance Associates, Inc./
Benefit Administrators, Inc.